UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2011

Quadrant 4 Systems Corporation
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(312) 919-4447
(Registrant’s telephone number, including area code)

2850 Golf Road, Suite 30, Rolling Meadows, Illinois, 60008
(Previous address of principal executive offices, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8:  OTHER EVENTS

Item 8.01 Other Events

The Company discloses that it has received notice of a lawsuit indicating that a claim was being made under contract for a “breakup fee” in connection with a term sheet presented to the Company by a prospective lender in February 2011.  The primary dispute alleged by the claimant relates to the “exclusivity” clause of the term sheet and the allegation that the lender is entitled to a breakup fee under a penalty clause contained in the term sheet for violation of the exclusivity clause.  The claim is based on the contract of a “Term Sheet” which the Company contends was not met, not honored and not binding.  The financing was pursued to facilitate the acquisition of certain assets which the Company was ultimately able to acquire with its previous financing relationship with its existing lenders.

The Company considers the lawsuit to be without merit and intends to vigorously defend the lawsuit.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired – Not required;
Pro forma financial information – Not required;
Shell Company Transactions – Not required;
Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEMS CORPORATION

August 1, 2011	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer